As filed with the Securities and Exchange Commission on November 20, 2020

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Ebang International Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

26-27/F, Building 3, Xinbei Qianjiang International Building
Qianjiang Economic and Technological Development Zone
Yuhang District, Hangzhou, Zhejiang, 311100
People’s Republic of China

+86 571-8817-6197

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Weiheng Chen, Esq.

Wilson Sonsini Goodrich & Rosati

Suite 1509, 15/F, Jardine House

1 Connaught Place, Central

Hong Kong

+852 3972-4955

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue,

Chaoyang District, Beijing 100022

The People’s Republic of China

+86 10-6529-8300

Louis Taubman, Esq. Ying Li, Esq. Guillaume de Sampigny. Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2210

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-249647)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)		Amount of registration fee
Units consisting of:	US$	15,750,000	US$	1,718.33
(i) Class A ordinary shares, par value HK$0.001 per share					(3)
(ii) Warrants to purchase Class A ordinary shares					(3)
Class A ordinary shares issuable upon exercise of Warrants	US$	8,250,000	US$	900.08
Total	US$	24,000,000	US$	2,618.4

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Ebang International Holdings Inc. previously registered securities with a proposed maximum aggregate offering price of $78,750,000 on a Registration Statement on Form F-1 (File No. 333-249647), as amended (the “Related Registration Statement”), and paid a registration fee of US$8,591.63. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)	In accordance with Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional Class A ordinary shares that may be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-249647) initially filed by Ebang International Holdings Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on October 23, 2020, which was declared effective by the Commission on November 17, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Class A ordinary shares and warrants being registered
5.2	Opinion of Wilson Sonsini Goodrich & Rosati regarding the enforceability of warrants being registered
23.1	Consent of MaloneBailey, LLP, an independent registered public accounting firm
23.2	Consent of Conyers Dill and Pearman (included in Exhibit 5.1)
23.4	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.2)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Ebang International Holdings Inc. (File No. 333-249647) initially filed with the Securities and Exchange Commission on October 23, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hang Zhou, Zhejiang Province, People’s Republic of China, on November 20, 2020.

Ebang International Holdings Inc.

By:	/s/ Dong Hu
	Name:	Dong Hu
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dong Hu	Chairman and Chief Executive Officer	November 20, 2020
Name: Dong Hu	principal executive officer)

*	Chief Financial Officer	November 20, 2020
Name: Lei Chen	(principal financial and accounting officer)

*	Director	November 20, 2020
Name: Chunjuan Peng

*	Director	November 20, 2020
Name: Sufeng Wang

*	Director	November 20, 2020
Name: Tingjie Lyu

*	Director	November 20, 2020
Name: Ken He

*By:	/s/ Dong Hu
	Name:	Dong Hu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ebang International Holdings Inc., has signed this registration statement or amendment thereto in New York on November 20, 2020.

COGENCY GLOBAL INC.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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